                                                                    Exhibit 99.1

                             JOINT FILER INFORMATION

Name:                       Draper Fisher Management Company IV, LLC

Address:                    2882 Sand Hill Road, Suite 150
                            Menlo Park, CA 94025

Relationship to Issuer:     10% owner of issuer in the capacity as being general
                            partner of Draper Fisher Associates Fund IV, L.P.

Designated Filer:           Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:   Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                  January 25, 2005

January 26, 2005                 Draper Fisher Management Company IV, LLC
----------------------------
Date

                                 By: /s/ Timothy C. Draper, Managing Director,
                                     Draper Fisher Management Company IV, LLC
                                     -------------------------------------------
                                     Timothy C. Draper
                                     Managing Director

The reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.